As filed with the Securities and Exchange Commission on November 9, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Controladora Vuela Compañía de Aviación, S.A.B . de C.V.

(Exact name of registrant as specified in its charter)

Volaris Aviation Holding Company
(Translation of Registrant’s name into English)

United Mexican States	4512	None
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Av. Antonio Dovalí Jaime No. 70, 13 Floor, Tower B

Colonia Zedec Santa Fe

United Mexican States, D.F. 01210

+52-55-5261-6400

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Corporation Service Company

1090 Vermont Avenue NW, Suite 430

Washington, DC 20005

1-800-927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Antonia E. Stolper, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Telephone:  (212) 848-5009
Facsimile:  (646) 848-5009

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee
Ordinary Participation Certificates (Certificados de Participación Ordinarios) (“CPOs”) (1)	U.S.$171,864,000.00	U.S.$17,306.70
Series A shares of common stock, no par value (4)	—	—
(1)

American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the CPOs registered hereby have been registered under a separate registration statement on Form F-6. Each such American Depositary Share represents ten CPOs and each CPO represents a financial interest in one share of the registrant’s Series A common stock, no par value.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(r) under the Securities Act of 1933, as amended.
(3)	Includes CPOs which the underwriters may purchase to cover over-allotments, if any.
(4)	The Series A shares of common stock comprise the CPOs registered hereby and are not being offered hereby.

PROSPECTUS

Ordinary Participation Certificates
in the form of American Depositary Shares

We and the selling shareholders may offer and sell, from time to time, in one or more offerings, Ordinary Participation Certificates (Certificados de Participación Ordinarios) or “CPOs”, in the form of American Depositary Shares, or “ADSs”, covered by this prospectus in a maximum aggregate offering amount of up to $156,240,000. The ADSs will be evidenced by American Depositary Receipts, or ADRs. The CPOs have been issued by Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Dessarrollo, or the CPO trustee, and the necessary CPOs underlying the ADSs will be released in connection with any offering. Each ADS represents ten CPOs and each CPO represents a financial interest in one of our Series A shares. The CPOs will grant no voting rights and consequently the ADSs will grant no voting rights.

We and the selling shareholders may offer and sell the CPOs in the form of ADSs covered by this prospectus to or through underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis.  We will provide the specific terms and prices of the CPOs in the form of ADSs that we may offer in supplements to this prospectus or other offering materials.  The prospectus supplements or other offering materials may also add to, update or change information contained in this prospectus.  This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or other offering materials.  The prices and terms of the CPOs that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. We will not receive any of the proceeds from the sale of the CPOs in the form of ADSs by any selling shareholder.  You should read this prospectus and any applicable prospectus supplement or other offering materials carefully before you invest in the CPOs in the form of ADSs.

Our Series A shares are listed on the Mexican Stock Exchange under the trading symbol “VOLAR” and our ADSs are listed on the New York Stock Exchange under the trading symbol “VLRS”.

Investing in our securities involves risks.  Risks associated with an investment in our securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, as described in the “Risk Factors” section beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2015.

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed.  You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or any other offering materials or documents to which we otherwise refer you.  We and the selling shareholders have not authorized anyone else to provide you with different information.  We and the selling shareholders are not making an offer of any securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus, any prospectus supplement, any other offering materials as well as the information contained in any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of an automatic “shelf” registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may sell and the selling shareholders may sell our CPOs in the form of ADSs that are described in this prospectus from time to time in one or more offerings.  This prospectus provides you with a general description of the CPOs in the form of ADSs we or any selling shareholder may offer.  Each time we or any selling shareholder offer our CPOs in the form of ADSs, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered.  The prospectus supplement and any other offering materials may also add to, update or change any of the information contained in this prospectus.  The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to our CPOs in the form of ADSs described in the prospectus supplement or other offering materials.  You should read this prospectus, the applicable prospectus supplement and any other offering materials, together with the additional information described under “Where You Can Find More Information” before making an investment decision.  This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement, pricing supplement or other offering materials.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the CPOs in the form of ADSs offered under this prospectus.  That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC registrant subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly, file with, or furnish to, the SEC certain reports and other information.  As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Mexico, which differ from those in the United States.  You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-888-SEC-0330 for further information on the public reference room.  Such documents are also available to the public from the SEC’s website at www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information.  We incorporate by reference the documents listed below and any future annual reports on Form 20-F filed with the SEC pursuant to the Exchange Act, until we complete our offerings of CPOs in the form of ADSs:

•                  our Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on April 30, 2015, which we refer to as the “2014 Annual Report”;

•                  our Current Report on Form 6-K furnished to the SEC on October 20, 2015, only in respect of our unaudited, consolidated financial statements at September 30, 2015 and for the nine month periods ended September 30, 2015 and 2014 contained therein;

•      our Current Report on Form 6-K furnished to the SEC on October 30, 2015, containing a press release announcing the appointment of José Luis Suárez Durán as its new Chief Operating Officer, reporting to Enrique Javier Beltranena Mejicano, Chief Executive Officer; and

•                  the description of our common stock contained in our registration statement on Form F-1 filed with the SEC on September 16, 2013.

We may also incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such form that it is being incorporated by reference to this prospectus.

You may request a copy of our SEC filings, at no cost, by contacting us at the number or address specified below.

Av. Antonio Dovalí Jaime No. 70, 13th Floor, Tower B
Colonia Zedec Santa Fe
México, D.F. 01210
Attention: Investor Relations
Email: ir@volaris.com
Tel.: +52-55-5261-6400 ext. 6444

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee or assurance of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•                  the competitive environment in our industry;

•                  ability to keep cost low;

•                  changes in our fuel cost, the effectiveness of our fuel cost, hedges and our ability to hedge fuel costs;

•                  the impact of worldwide economic conditions, including the impact of the economic recession on customer travel behavior;

•                  actual or threatened terrorist attacks, global instability and potential U.S. military actions or activities;

•                  ability to generate non-ticket revenues;

•                  external conditions, including air traffic congestion, weather conditions and outbreak of disease;

•                  ability to maintain slots in the airports that we operate and service provided by airport operators;

•                  ability to operate through new airports that match our operative criteria;

•                  air travel substitutes;

•                  labor disputes, employee strikes and other labor-related disruptions, including in connection with our negotiations with our union;

•                  ability to attract and retain qualified personnel;

•                  loss of key personnel;

•                  aircraft-related fixed obligations;

•                  dependence on cash balances and operating cash flows;

•                  our aircraft utilization rate;

•                  maintenance costs;

•                  our reliance on automated systems and the risks associated with changes made to those systems;

•                  use of personal data;

•                  lack of marketing alliances;

•                  government regulation and interpretation and supervision of compliance with applicable law;

•                  maintaining and renewing our permits and concessions;

•                  our ability to execute our growth strategy;

•                  operational disruptions;

•                  our indebtedness;

•                  our liquidity;

•                  our reliance on third-party vendors and partners;

•                  our reliance on a single fuel provider in Mexico;

•                  an aircraft accident or incident;

•                  our aircraft and engine suppliers;

•                  changes in the Mexican and VFR (passengers who are visiting friends and relatives) markets;

•                  insurance costs;

•                  environmental regulations; and

•                  other risk factors included under “Risk Factors” in the 2014 Annual Report, the accompanying prospectus supplement and any other filings incorporated by reference herein.

In addition, in this prospectus, the words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

THE USE OF CERTAIN TERMS

In this prospectus, we use the term “Volaris” to refer to Controladora Vuela Compañía de Aviación, S.A.B. de C.V., “Volaris Opco” to refer to Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V., “Comercializadora” to refer to Comercializadora Volaris, S.A. de C.V., “Servicios Corporativos” to refer to Servicios Corporativos Volaris, S.A. de C.V., “Servicios Operativos” to refer to “Servicios Operativos Terrestres Volaris, S.A. de C.V., “Servicios Administrativos” to refer to Servicios Administrativos Volaris, S.A. de C.V., “Vuela” to refer to Vuela, S.A. and “Vuela Aviación” to refer to Vuela Aviación, S.A. Volaris Opco, Comercializadora, Servicios Corporativos, Servicios Operativos, Servicios Administrativos, Vuela and Vuela Aviación are wholly-owned subsidiaries of Volaris. The terms “we,” “our” and “us” in this prospectus refer to Volaris, together with its subsidiaries, and to properties and assets that they own or operate, unless otherwise specified.  References to “Series A shares” refer to Series A shares of Volaris.

GLOSSARY OF AIRLINES AND AIRLINE TERMS

Set forth below is a glossary of industry terms used in this prospectus:

“Airbus” means Airbus S.A.S.

“Available seat miles” or “ASMs” means the number of seats available for passengers multiplied by the number of miles the seats are flown.

“CASM” or “unit costs” means total operating expenses, net divided by ASMs.

“Latin America” means, collectively, Mexico, the Caribbean, Central America and South America.

“Load factor” means RPMs divided by ASMs and expressed as a percentage.

“Low-cost carrier” means an airline that typically flies direct, point-to-point flights, often serves major markets through secondary, lower cost airports in the same regions as major population centers, provides a single class of service, thereby increasing the number of seats on each flight and avoiding the significant and incremental cost of offering premium-class services, and tends to operate fleets with only one or two aircraft families, in order to maximize the utilization of flight crews across the fleet, improve aircraft scheduling efficiency and flexibility and minimize inventory and aircraft maintenance costs.

“On-time” means flights arriving within 15 minutes of the scheduled arrival time.

“ULCC” or “ultra-low-cost carrier” means an airline that belongs to a subset of low-cost carriers, which distinguishes itself by using a business model with an intense focus on low-cost, efficient asset utilization, unbundled revenue sources aside from the base fares with multiple products and services offered for additional fees. In the United States, Spirit Airlines, Inc. and Allegiant define themselves as ULCCs and Volaris and Aeroenlaces Nacionales, S.A. de C.V. follow the ULCC model in Mexico.

Additional defined terms can be found in the 2014 Annual Report.

THE COMPANY

We are a ULCC incorporated under the laws of the United Mexican States. We were founded on October 27, 2005 under the name Controladora Vuela Compañía de Aviación, S.A. de C.V. by Blue Sky Investments, S.à r.l., Discovery Air Investments, L.P., Corporativo Vasco de Quiroga, S.A. de C.V. and Sinca Inbursa, S.A. de C.V., Sociedad de Inversión de Capitales. Since we began operations in 2006, we have increased our routes from five to more than 139 and grown our cost-efficient Airbus A320 family aircraft from four to 55. We currently operate up to 230 daily flight segments on routes that connect 38 cities in Mexico, 21 cities in the United States and two in Central America. We have substantial market presence in the top five airports in Mexico, based on number of passengers, comprising Cancún, Guadalajara, Mexico City, Monterrey and Tijuana. The main cities we currently serve are home to some of the most populous Mexican communities in the United States based on data from the Pew Hispanic Research Center.

On July 16, 2010, we became a sociedad anónima promotora de inversión de capital variable, or variable capital investment promotion stock corporation. In June 2013, we became a sociedad anónima bursátil de capital variable, or variable capital public stock corporation, under the name Controladora Vuela Compañía de Aviación, S.A.B. de C.V. See Item 9, “The Offer and Listing—Markets—The Mexican Stock Market—Mexican Securities Market Law” in our 2014 Annual Report for a description of the differences between these two forms of legal entities. On September 23, 2013, we and certain of our shareholders completed a dual-listing initial public offering on the New York Stock Exchange, or NYSE, and the Mexican Stock Exchange. The Company raised Ps.2,684.3 million (approximately US$207.7 million) of gross proceeds from the global offering of 173,076,910 Series A shares, consisting of (i) an offering of Series A shares in Mexico and (ii) a concurrent international offering of CPOs in the form of ADSs in the United States and other countries outside of Mexico, at a public offering price of Ps.15.51 per share (US$1.20 dollars) or US$12.00 per ADS. Each ADS represents ten CPOs and each CPO represents a financial interest in one of our Series A shares. The Series A shares are listed on the Mexican Stock Exchange under the trading symbol “VOLAR” and the ADSs are listed on NYSE under the trading symbol “VLRS.” The Series A shares and ADSs began trading on September 18, 2013.

Our ULCC business model and low CASM allow us to compete principally through offering low base fares to stimulate demand. We use our yield management system to set our fares in an effort to achieve appropriate yields and load factors on each route we operate. We use promotional fares to stimulate demand and our base fares are priced to compete with long-distance bus fares in Mexico.

In addition to low fares, we also aim to deliver a high quality flying experience to our passengers. We strive to deliver on-time performance to our customers, with an 82.6% on-time performance rate for the nine month period ended on September 30, 2015. We believe that we have developed strong brand recognition due to our focus on delivering good value and a positive traveling experience to our customers. We believe that our corporate culture of positive “customer relationship management” has also been a key element of our success.

Our primary corporate offices and headquarters are located in Mexico City at Av. Antonio Dovalí Jaime No.70, 13th Floor, Tower B, Colonia Zedec Santa Fe, México, D.F. 01210. Our telephone number is +52-55-5261-6400.

Please read Item 4, “Information on the Company” in our 2014 Annual Report for further information on our Company.

RISK FACTORS

Our business is subject to significant risks.  You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in our 2014 Annual Report, which is incorporated by reference in this prospectus.  Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our securities.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones we face.  Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business.  If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way.  The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus.  The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus.  You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of September 30, 2015.

This table should be read in conjunction with the unaudited unconsolidated interim financial statements included in the Form 6-K we filed with the SEC on October 20, 2015, which is incorporated by reference herein.

	September 30, 2015
	Actual
	Pesos	Dollars(1)
	(In thousands of pesos and thousands of U.S. dollars)

Cash and cash equivalents	4,407,587	259,159

Short-term liabilities financial debt:
Financial debt	1,138,343	66,933
Accrued interest	6,754	397

Total short-term debt	1,145,097	67,330
Long-term liabilities financial debt:
Financial debt	308,646	18,148

Total debt	1,453,743	85,478
Equity:
Capital stock	2,973,559	174,840
Treasury shares	(114,789)	(6,749)
Contributions for future capital increases	1	—
Legal reserve	38,250	2,249
Additional paid-in capital	1,790,271	105,265
Accumulated income	1,754,102	103,138
Other accumulated comprehensive losses	(245,345)	(14,426)

Total equity attributable to equity holders of the parent	6,196,049	364,317

Total equity	6,196,049	364,317

Total capitalization	7,649,792	449,795

(1)         Peso amounts were converted to U.S. dollars solely for the convenience of the reader at the rate of Ps. 17.0073 per U.S.$1.00 as the rate for the payment of obligations denominated in foreign currency payable in Mexico in effect on September 30, 2015. Such conversions should not be construed as a representation that the peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated, or at all.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, in the case of a primary offering, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. Further details relating to the use of the net proceeds from the sale of securities under this prospectus will be set forth in the applicable prospectus supplement.

Unless otherwise indicated in a prospectus supplement, in the case of a secondary offering, we will not receive any of the proceeds of the sale by any selling shareholders of the securities covered by this prospectus.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in Volaris or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in Volaris or depends on the success of the securities which may be offered under this prospectus.  Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

THE OFFER AND LISTING

Offer and Listing Details

Please refer to Item 9 of our 2014 Annual Report, which is being incorporated by reference in this prospectus, for a description of our dual-listing initial public offering on the NYSE and the Mexican Stock Exchange.

Plan of Distribution

We or any selling shareholder may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•                  through underwriters, dealers or remarketing firms;

•                  directly to one or more purchasers, including to a limited number of institutional purchasers; or

•                  through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.  Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We or any selling shareholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials and will include, among other things:

•                  the type of and terms of the securities offered;

•                  the price of the securities;

•                  the proceeds to us or to the respective selling shareholders from the sale of the securities;

•                  the names of the securities exchanges, if any, on which the securities are listed;

•                  the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•                  any over-allotment options under which underwriters may purchase additional securities from us or from the respective selling shareholders;

•                  any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•                  any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale.  The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or other offering materials with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials.  Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or any selling shareholder or through agents designated by us from time to time.  In the case of securities sold directly by us or any selling shareholder, no underwriters or agents would be involved.  Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or any selling shareholder to such agents, will be set forth in the applicable prospectus supplement or other offering materials.  Unless otherwise indicated in the applicable prospectus supplement or other offering materials, any such agent will be acting on a best efforts basis for the period of its appointment.

We or any selling shareholder may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or other offering materials, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering materials, and the applicable prospectus supplement or other offering materials will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us or any selling shareholder, to indemnification by us and any such selling shareholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof.  Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

The selling shareholders and any broker-dealers or other persons acting on our behalf or the behalf of any selling shareholder that participates with us or any selling shareholder in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our CPOs in the form of ADSs against certain liabilities, including liabilities arising under the Securities Act.

Markets

Please refer to Item 9 of our 2014 Annual Report, which is being incorporated by reference in this prospectus, for a description of the markets in which our securities are listed.

Selling Shareholders

Any relevant information concerning selling shareholders in conjunction with an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Dilution

Any relevant information about any relevant dilution of our ADSs as a result of an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Expenses of the Issue

The estimated aggregate amount of expenses payable by us in connection with any offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

ADDITIONAL INFORMATION

Share Capital

At September 30, 2015, our outstanding capital stock was divided into 877,856,206 Series A shares and 134,020,471 Series B shares.  On that date we had 1,011,876,677 shares outstanding representing a capital of Ps 2,973 million.  At September 30, 2015 we had 20,866,797 treasury shares.

Memorandum and Articles of Association

See the information under Item 10.B. Memorandum and Articles of Association, incorporated herein by reference to our 2014 Annual Report.

Material Contracts

See the information under Item 10.D. Material Contracts, incorporated herein by reference to our 2014 Annual Report.

Exchange Controls

See the information under Item 10.E. Exchange Controls, incorporated herein by reference to our 2014 Annual Report.

Taxation

See the information under Item 10.F. Taxation, incorporated herein by reference to our 2014 Annual Report.

Dividends and Paying Agents

See the sections describing the dividends found in this prospectus under “Description of the Securities—Description of Capital Stock” and the “Description of the Securities—Description of CPOs”.

DESCRIPTION OF THE SECURITIES

Description of Capital Stock

The following information describes our capital stock. This description may not contain all of the information that is important to you. To understand them fully, you should read our by-laws, a copy of which is filed with the SEC as an exhibit to our Amendment No. 1 to Form F-1 as filed on June 20, 2013. The following descriptions are qualified in their entirety by reference to the by-laws and to the applicable provisions of Mexican law.

General

We are currently incorporated under the name Controladora Vuela Compañía de Aviación, S.A.B. de C.V., as a variable capital public stock corporation, under the laws of Mexico. A copy of our by-laws has been filed with the Mexican National Banking and Securities Commission, or CNBV, and the Mexican Stock Exchange and is available for inspection at the Mexican Stock Exchange and at the Mexican Stock Exchange’s website: www.bmv.com.mx (the contents of which are not a part of, and are not incorporated by reference into, this Prospectus), and an English translation thereof has been filed with the SEC and is available at: www.sec.gov (the contents of which are not a part of, and are not incorporated by reference into, this Prospectus). Our corporate domicile is Mexico City, Federal District and our headquarters are located at Av. Antonio Dovalí Jaime No. 70, 13th Floor, Tower B, Colonia Zedec Santa Fe Mexico, D.F. 01210.

Outstanding Capital Stock

Our capital stock is divided into two series of shares, Series A shares and Series B shares. Series A shares are common shares and may only be owned directly by Mexican individuals or entities controlled by Mexican individuals. Series B Shares are common shares and may be purchased by Mexican or non-Mexican individuals or entities.

Series B shares may be convertible at any time into Series A shares pursuant to a mechanism set forth in our by-laws. Series A shares may underlie CPOs, while Series B shares are not transferable to third parties (other than our principal shareholders or their affiliates) as Series B shares may not represent more than 49% of our outstanding capital stock that is not underlying CPOs and will maintain minority rights provided for in our by-laws so long as Series B shares represent at least 12% of our outstanding capital stock. The Series B shares will be automatically converted into Series A shares upon their transfer to a third party (other than our principal shareholders or their affiliates).

Holders of Series B shares have the right to appoint and revoke the designation of three directors, so long as such Series B shares represent 12% or more of our outstanding capital stock. The Series B shares are not listed on the Mexican Stock Exchange or any other stock market.

Since we are a variable capital public stock corporation, our capital stock must have a fixed portion, currently represented by Series A shares, and may have a variable portion, currently represented both by Series A shares and Series B shares. Our by-laws set forth that Series B shares may not represent more than 49% of our outstanding capital stock that is not underlying CPOs at any time. As of September 30, 2015, our outstanding capital stock consisted of 877,856,206 Series A shares and 134,020,471 Series B shares. All or a portion of our Series A shares may underlie CPOs and can be purchased by non-Mexican investors.

Upon the consummation of our initial public offering in September 2013, our non-Mexican shareholders at that time became the holders of all the outstanding Series B shares and a certain number of CPOs and our Mexican shareholders at that time became holders of Series A shares.

Non-Mexican investors are entitled to hold Series A shares through CPOs (including CPOs in the form of ADSs), which give non-Mexican investors economic rights but not voting rights.

We have obtained authorization from the Mexican Ministry of Economy (Secretaría de Economía) to issue up to 90% of our outstanding shares representing capital stock in the form of CPOs.

Changes to Capital Stock

The fixed portion of our capital stock may be increased or decreased by a resolution adopted at a general extraordinary shareholders’ meeting and upon amendment of our by-laws. The variable portion of our capital stock may be increased or decreased by a resolution adopted at a general ordinary shareholders’ meeting without amending our by-laws. Increases or decreases in the fixed or variable portion of the capital stock must be recorded in our registry of capital variations. New shares cannot be issued unless the then-issued shares have been paid in full.

Registration and Transfer

Our shares are evidenced by share certificates in registered form. Our shareholders may hold their Series A shares in the form of physical certificates if they are Mexican, or through Series A shares (in the case of Mexican investors) or CPOs (in the case of non-Mexican investors) that are maintained in book-entry form with institutions which have accounts with the Mexican depositary institution, S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., or Indeval. The CPO trustee is the holder of record of the Series A shares underlying our CPOs. Accounts may be maintained at Indeval by brokers, banks and other financial institutions and entities authorized for this purpose. We maintain a stock registry and only those persons listed in such stock registry and holding certificates issued in their name as registered holders, or persons holding Series A shares or CPOs through institutions that maintain accounts with Indeval, will be recognized as our shareholders.

Pursuant to Mexican law, any transfer of shares must be registered in our stock registry, if effected physically, or through book entries that may be traced back from our stock registry to the records of Indeval, if effected through book-entry CPOs or Series A shares.

Change of Control Provisions

Subject to certain exceptions (including those applicable to transfers or acquisitions or certain other transactions by or among our current shareholders), our by-laws require that any acquisition of our Series A shares (whether directly or by acquiring ADSs or CPOs), resulting in beneficial ownership of shares representing 5% or more of our outstanding capital stock, or any proposal by any person or group of persons to enter into an agreement among shareholders that would result in such person or group of persons effectively having control of the voting rights of 20% or more of our outstanding capital stock or will result in a change of control, will require the prior approval of our board of directors. In the event that approval is not granted, our board of directors or our shareholders may decide, among other things, to require any such person or group of persons to reverse the transaction or to transfer the Series A shares (whether held directly or through ADSs or CPOs) to a third party interested in acquiring the securities at a reference price specified by our board of directors. In addition, such person or group of persons desiring to purchase 5% or more of our outstanding capital stock will be required to follow certain procedures, including observing certain time periods specified in our by-laws.

Any potential purchaser who proposes to acquire our Series A shares (whether directly or by acquiring ADSs or CPOs), resulting in beneficial ownership of 20% or more of our outstanding capital stock, will be required to make a tender offer for 100% of our outstanding capital stock (including any Series A shares evidenced by CPOs or ADSs) at a price at least equal to the highest of (i) the most recent publicly reported book value per share, (ii) the highest trading price of our Series A shares on the Mexican Stock Exchange within the 365 days prior to the request for approval or approval of the board of directors of the relevant transaction, and (iii) the highest price per share or CPO, as the case may be, paid by the purchaser or, in the case of the ADSs the equivalent thereto, plus, in each case, a 30% premium or a different premium determined by our board of directors, considering the opinion of a reputable investment bank.

Any acquisition of our Series A shares, CPOs or ADSs in contravention of the procedures described above will result in the purchaser not having any voting rights in respect to the purchased securities. No transfer in breach of these provisions will be registered in our stock registry.

Shareholders’ Meetings

Calls. Under Mexican law and our by-laws, shareholders’ meetings may be called by:

•                  our board of directors, the chairman of our board of directors or the secretary of the board of directors;

•                  shareholders representing at least 10% of our outstanding capital stock who may request that the chairman of any of the board of directors or the audit and corporate governance committee call a shareholders’ meeting;

•                  any shareholder, provided that no annual ordinary meeting has been held for two consecutive years or the annual shareholders’ meeting did not address the matters required to be addressed in the annual shareholders’ meetings;

•                  a Mexican court of competent jurisdiction, in the event the board of directors does not comply with a valid request of the shareholders described in the two bullet points above; and

•                  the audit and corporate governance committee.

Calls for shareholders’ meetings will be required to be published in the electronic system implemented by the ministry of economy and in the Official Gazette of the Federation or in a newspaper of general circulation of our corporate domicile, such as El Universal, Reforma or El Financiero at least 15 days before the scheduled date of the shareholders’ meeting in the case of first call. Calls will have to contain the matters to be addressed at the meeting. From the date on which a call is published until the date of the corresponding meeting, all relevant information will be made available to the shareholders at our executive offices. To attend a shareholders’ meeting, shareholders will have to be either registered in the stock registry, present evidence of the deposit of their certificates with a financial institution or deposit them with our secretary, or present certificates issued by the custodian of the holder of our Series A shares, together with an Indeval certification. Investors holding our CPOs may not vote nor cause the underlying Series A shares to be voted by the CPO trustee.

Shareholders’ Meetings. General shareholders’ meetings may be general ordinary shareholders’ meetings or general extraordinary shareholders’ meetings. Shareholders may also hold special meetings for classes of shares outstanding (as for example, meetings of Series B shareholders, as a means to exercise their rights).

General ordinary shareholders’ meetings will be those called to discuss any issues not reserved for extraordinary meetings. General ordinary shareholders’ meetings will have to be held at least once a year, during the first four months following the end of each fiscal year to:

•                  approve financial statements for the preceding fiscal year;

•                  discuss and approve the audit and corporate governance committees’ annual reports, and determine how to allocate net profits for the preceding year (including, if applicable, the payment of dividends);

•                  elect directors;

•                  appoint the president of the audit committee and the corporate governance committees;

•                  approve any increase or decrease in the variable portion of our capital stock and the issuance of the corresponding shares;

•                  approve the chief executive officer’s annual report together with the board of directors’ report and the board of directors’ opinion;

•                  determine the maximum amount of resources allocated to share repurchases; and

•                  approve any transaction representing 20% or more of our consolidated assets during any fiscal year.

General extraordinary shareholders’ meetings will be those called to consider:

•                  an extension of our duration or voluntary dissolution;

•                  an increase or decrease in the fixed portion of our capital stock and the issuance of the outstanding stock;

•                  issuance of shares for purposes of a public offering;

•                  any change in our corporate purpose or nationality;

•                  any merger or transformation into another type of company;

•                  any issuance of preferred stock;

•                  the redemption of shares with retained earnings;

•                  any amendments to our by-laws including amendments to provisions addressing change of control;

•                  any other matters provided for by law or our by-laws; and

•                  the cancellation of the registration of shares at the Mexican National Securities Registry.

A special shareholders’ meeting, comprising a single class of shares, may be called if an action is proposed to be taken that may only affect such class. The quorum for a special meeting of shareholders and the vote required to pass a resolution at a special Series B shareholders’ meeting are identical to those required for extraordinary meetings of shareholders, except that the calculations are based upon the number of outstanding Series B shares.

Except as described below, the attendance quorum for general ordinary shareholders’ meetings will be 51% of the outstanding capital stock, and resolutions may be taken by a majority of the capital stock represented therein. If the attendance quorum is not met upon the first call, a subsequent meeting may be called, the attendance quorum of which will also be 51% of the outstanding capital stock and resolutions may be taken by a majority of the capital stock represented at such meeting. Except as described below, the attendance quorum for general extraordinary shareholders’ meetings will be at least 75% of our outstanding capital stock. If an attendance quorum is not met upon the first call, a subsequent meeting may be called, at which at least 51% of the capital stock must be represented. In either case, resolutions must be taken by the vote of shares representing at least 50% plus one of the shares representing our outstanding capital stock, except for resolutions in respect to the cancellation of the registration of shares at the Mexican National Securities Registry which require that at least 95% of the outstanding capital stock vote in favor of such resolution.

As long as the Series B shares represent at least 12% of our outstanding capital stock, the attendance and affirmative vote of at least 75% of the outstanding Series B shares is required at all times, if the following matters are discussed and resolved:

•                  amendment to our by-laws resulting in changes that affect the rights of Series B shareholders;

•                  cancellation of the registration of our shares at the Mexican National Securities Registry;

•                  mergers or spinoffs of Volaris;

•                  incurring indebtedness or granting guarantees if the Lease-Adjusted Net Debt to EBIDTAR ratio exceeds 3.25 times (Lease-Adjusted Net Debt is the sum of short-term and long-term debt, 7.0 times the aircraft rentals for the last four quarters, less cash and cash equivalents at the end of last quarter for which financial statements have been prepared); and

•                  change of material accounting policies.

Holders of our shares will not have cumulative voting rights.

Voting Rights

Holders of ADSs and CPOs will not be entitled to vote, at any time, the underlying Series A shares. Mexican holders of Series A shares will be entitled to vote their shares on all matters. Holders of Series B shares will be entitled to vote their shares on all matters and will have the specific voting rights described under “—Shareholders’ Meetings.”

Series A shares underlying the CPOs and CPOs underlying the ADSs will be voted by the CPO trustee in the same manner as the majority of Series A shares votes cast at the relevant shareholders’ meeting under all circumstances.

Election of Directors

Our board of directors is currently comprised of eleven principal members and seven alternate members. Three members of our board of directors currently qualify as independent. Whether a director qualifies as independent must be determined by our shareholders (at the general shareholders’ meeting at which the director is elected), and such determination may be challenged by the CNBV within 30 days following the date in which the appointment of the director is notified to the CNBV. The CNBV may only challenge the appointment after a hearing with us and the affected director. Our officers, individuals who have a material influence on us or authority to direct our management or business decisions, and individuals who are part of our group of controlling shareholders may not be deemed independent directors.

Under our by-laws, Series B shareholders will have the right to appoint three directors as long as the Series B shares represent at least 12% of our outstanding capital stock. If the Series B shares, which are convertible into Series A Shares, represent less than 12% of our outstanding capital stock, the right to appoint directors by Series B shareholders will be based on the Securities Market Law.

Under our by-laws and the Securities Market Law, any shareholder or group of shareholders representing 10% of our outstanding capital stock, have the right to appoint one director for each such 10% ownership stake.

Authority of the Board of Directors

Our management is entrusted to a chief executive officer and a board of directors. The board of directors sets forth the guidelines and general strategy for the conduct of our business and supervises the execution thereof.

Pursuant to the Mexican Securities Market Law and our by-laws, the board of directors must approve, among other matters:

•                  our general strategy;

•                  the monitoring of our management and that of our subsidiaries;

•                  with prior input from the audit or the corporate governance committee, on a case-by-case basis (i) transactions with related parties, subject to certain limited exceptions, (ii) the election of our chief executive officer, his compensation and removal, and policies for the description and comprehensive remuneration of other executive officers, (iii) our guidelines for internal controls and internal audits, including those for our subsidiaries (iv) our accounting policies, (v) our financial statements, (vi) unusual or non-recurring transactions and any transactions or series of related transactions during any calendar year that involve (a) the acquisition or sale of assets with a value equal to or exceeding 5% of our consolidated assets, or (b) the giving of collateral or guarantees or the assumption of liabilities, equal to or exceeding 5% of our consolidated assets, and (vii) the selection of the external auditors;

•                  calling shareholders’ meetings and taking action based upon their resolutions;

•                  the annual submission to our general shareholders’ meeting of (i) the chief executive officer’s report and (ii) the opinion of the board of directors in respect of such report;

•                  creation of special committees and granting authority to such committees, provided that the committees will not have the authority to take action which by law or under our by-laws is expressly reserved to our shareholders or our board of directors;

•                  determining how to vote the shares that we hold in our subsidiaries; and

•                  policies for disclosure of information.

Our by-laws provide that meetings of our board of directors are validly convened and held if a majority of the members or their respective alternates are present. Resolutions passed at these meetings will be valid if approved by a majority of the disinterested members of the board of directors (i.e. members that do not have a conflict of interest). The chairman of the board of directors will not have a tie-breaking vote.

Meetings of our board of directors may be called by (i) 25.0% of our board members, (ii) the president of the board of directors, and (iii) the president of the audit or the corporate governance committee.

Duty of Care and Duty of Loyalty

The Mexican Securities Market Law imposes duties of care and loyalty on directors.

The duty of care generally requires that our directors obtain sufficient information and be sufficiently prepared to act in our best interest. The duty of care is discharged, principally, by (i) requesting and obtaining from us all information that may be necessary to make decisions, (ii) obtaining information from third parties, (iii) requiring the attendance of, and information from, our officers that may be necessary to make decisions, and (iv) attending board meetings and disclosing to the board of directors material information in possession of the relevant director. Failure to act with care by a director subjects the relevant director to joint and several liability with other directors involved in the act, for damages and losses caused to us and our subsidiaries. An indemnity for claims related to a breach of a director’s duty of care has been incorporated into our by-laws. Furthermore, we carry insurance to protect our directors for breaches of their duty of care.

The duty of loyalty consists, primarily, of a duty to maintain the confidentiality of information received in connection with the performance of a director’s duties, to abstain from discussing or voting on matters where the director has a conflict of interest and to abstain from taking advantage of corporate opportunities resulting from its actions as a director. In addition, the duty of loyalty is breached if a shareholder or group of shareholders is knowingly favored.

The duty of loyalty is also breached if the director uses corporate assets or approves the use of corporate assets in violation of our policies, discloses false or misleading information, orders not to or causes the failure to, register any transaction in our records that could affect our financial statements, or causes material information not to be disclosed or to be modified.

The violation of the duty of loyalty will render the breaching director jointly and severally liable with all breaching directors, for damages and losses caused to us and to the persons we control. Liability may also arise if damages and losses result from benefits obtained by the directors or third parties as a result of activities carried out by such directors.

Claims for breach of the duty of care and the duty of loyalty may be brought solely for our benefit (as a derivative suit), as opposed to for the benefit of the claimant, and may only be brought by us or by shareholders or groups of shareholders representing at least 5.0% of our outstanding shares. Claims may be exercised by the trustee issuing CPOs or by holders of CPOs, in each case holding underlying shares representing at least 5% of our outstanding Series A shares.

As a safe harbor for the benefit of directors, the Mexican Securities Market Law provides that liabilities arising from a breach of the duty of care or the duty of loyalty will not arise if the director acted in good faith and (i) complied with applicable law and our by-laws, (ii) acted based upon facts and information provided by officers, external auditors or third-party experts, the capacity and credibility of which may not be the subject of reasonable doubt, and (iii) selected the more adequate alternative in good faith, or if the negative effects of the director’s decision could not have been reasonably foreseeable, based upon the then available information. Mexican courts have not yet interpreted the meaning of this provision and, as a result, the extent and enforceability of this safe harbor remains uncertain.

Under the Mexican Securities Market Law and our by-laws, our chief executive officer and our principal officers are also required to act for our benefit and not for the benefit of a shareholder or group of shareholders. Our officers are required to submit to the board of directors for approval, the principal strategies for our business and the business of the companies we control, to submit to the audit committee proposals relating to internal control systems, to prepare all material information related to our activities and the activities of the companies we control, to disclose all material information to the public, to maintain adequate accounting and registration systems and internal control mechanisms, to prepare and submit to the board the yearly financial statements, and to implement internal control mechanisms.

Committees of the Board of Directors

Like all public companies in Mexico, we are required to have an audit and corporate governance committee. The members of our audit and corporate governance committee must be independent members, elected by our board of directors except for the chairman who is elected by our shareholders. Our audit and corporate governance committee is required to prepare an annual report, to be submitted to our board of directors, that must include (i) a report of our internal control systems and our internal audit procedures and any deficiencies, (ii) the evaluation of our external auditors, (iii) the results arising from the review of our financial statements, and (iv) any amendments to our accounting policies. The quorum for any session of our audit and corporate governance committee is the majority of its members and decisions must be taken by majority of its members.

In addition, our audit and corporate governance committee has the following principal duties:

•                  supervising and evaluating our external auditors and analyzing their reports (including their audit opinion);

•                  analyzing and supervising the preparation of our financial statements and making a recommendation to the board of directors for their approval;

•                  informing the board of directors of the status of our internal controls and internal audit and their adequacy;

•                  supervising the execution of related party transactions and transactions representing 20% or more of consolidated assets being undertaken pursuant to applicable law;

•                  requesting reports from our executive officers or independent experts whenever it deems appropriate;

•                  investigating and informing the board of directors of any irregularities that it may encounter;

•                  receiving and analyzing recommendations and observations made by the shareholders, members of the board of directors, executive officers or any third party and taking necessary action;

•                  calling shareholders’ meetings;

•                  supervising compliance by our chief executive officer of the instructions provided by our board or shareholders;

•                  providing an annual report to the board in respect of our accounting policies, their sufficiency and adequacy, and consistency.

•                  rendering opinions to the board of directors in connection with the designation, compensation and removal of our chief executive officer and policies for the description and comprehensive remuneration of other executive officers;

•                  supervising and reporting on the performance of our key officers;

•                  rendering its opinion to the board of directors in connection with transaction with related parties;

•                  requesting opinions from independent third-party experts;

•                  calling shareholders’ meetings; and

•                  providing assistance to the board of directors with the preparation of reports for the annual shareholders’ meeting.

We also maintain a compensation and nominations committee, which is comprised of four non-independent members, as determined by our board of directors from time to time, appointed by our board of directors. We established a compensation and nominations committee pursuant to the unanimous resolutions adopted by our shareholders in June 2013.

The compensation committee is responsible for, among other things:

•                  submitting proposals to the board of directors relating to the removal of officers within the first two corporate levels;

•                  proposing the creation, amendment or termination of any incentive plan for officers;

•                  consulting with third-party experts in connection with any issues related to compensation, organizational development, and other related matters;

•                  proposing compensation packages for officers within the first four corporate levels;

•                  proposing to our board of directors the entering into, amendment or termination of any collective bargaining agreements;

•                  informing our board of directors of any material contingencies; and

•                  submitting periodic reports to our board of directors.

Preemptive Rights

Under Mexican law, our shareholders (holding shares directly or through CPOs) have preemptive rights for all share issuances except in the cases noted below. Generally, if we issue additional shares of capital stock, our shareholders will have the right to purchase the number of shares necessary (or CPOs, subject to applicable U.S. securities laws, representing such shares and subject to the CPO trustee being permitted to issue or release the necessary additional CPOs) to maintain their existing ownership percentage. Shareholders must exercise their preemptive rights within the time period set forth by our shareholders at the meeting approving the relevant issuance of additional shares. This period must be equal to at least 15 days following the publication of notice of the issuance in the official newspaper of our corporate domicile and in the electronic system implemented by the ministry of economy. Under Mexican law, shareholders cannot waive their preemptive rights in advance, and preemptive rights may not be represented by an instrument that is negotiable separately from the corresponding share.

The preemptive rights specified in the prior paragraph will not apply (i) in the case of shares issued in connection with mergers, (ii) in the case of resale of shares held in our treasury, as a result of repurchases of shares conducted on the Mexican Stock Exchange or otherwise, (iii) in the event that holders of our shares entitled to vote approve the issuance of the unsubscribed shares for purposes of a public offering at an extraordinary shareholders’ meeting called for such purpose provided requirements specified in Article 53 of the Mexican Securities Market Law are satisfied, and (iv) in respect of shares issued for conversion of any convertible securities.

If we issue new Series A shares for cash, in accordance with our by-laws and the CPO trust, non-Mexican holders of our CPOs (directly or through ADSs) may not exercise their preemptive rights, unless we cause the CPO trustee to issue additional CPOs (to the extent possible), to permit the non-Mexican holders of CPOs to exercise preemptive rights by purchasing and holding newly issued Series A shares through CPOs. Although we expect to take all measures necessary to maintain sufficient CPOs available to permit non-Mexican holders of CPOs to exercise preemptive rights in respect of underlying Series A shares, no assurances can be made that we will be able to do so, particularly because regulatory approvals in Mexico are necessary for the issuances of additional CPOs. Mexican holders of Series A shares may exercise their preemptive rights if we issue new Series A shares for cash. Non-Mexican holders of CPOs may suffer dilution if we issue new Series A shares in exchange for cash and CPOs are not available to represent the additional Series A shares.

Dividends

Our board of directors must submit our financial statements for the previous fiscal year, proposed and prepared by our chief executive officer and supplemented by a report of our board of directors, at our annual ordinary general shareholders’ meeting for approval. Once our shareholders approve our financial statements, they are required to allocate net profits for the previous fiscal year. Under Mexican law and our by-laws, prior to any distribution of dividends, 5% of our net earnings must be allocated to a legal reserve fund, until such legal reserve fund is equal to at least 20% of our paid-in capital stock. Additional amounts may be allocated to other reserve funds as the shareholders may determine, including the amount allocated to the reserve fund for the repurchase of shares. The remaining balance, if any, may be distributed as dividends.

Redemption

In accordance with our by-laws, shares representing our capital stock are subject to redemption in connection with either (i) a reduction of capital stock, or (ii) a redemption with retained earnings, which in either case must be approved by our shareholders. In connection with a capital reduction, the redemption of shares will be made pro rata among the shareholders but in no case will the redemption price be less than the book value of such shares as determined pursuant to our latest statements of financial position approved at a general ordinary shareholders’ meeting or by means of a tender offer conducted on the Mexican Stock Exchange at prevailing market prices, in accordance with the Mexican Corporations Law, the Mexican Securities Market Law and our by-laws.

Dissolution or Liquidation

Upon our dissolution or liquidation, our shareholders will appoint one or more liquidators at an extraordinary general shareholders’ meeting to wind up our affairs. All fully paid and outstanding shares of capital stock will be entitled to participate equally in any liquidating distributions.

Certain Minority Protections

Pursuant to the Mexican Securities Market Law and the Mexican Corporations Law, our by-laws include a number of minority shareholder protections. These minority protections will include provisions that permit:

•                  holders of at least 10% of our outstanding capital stock:

•                  to request a call for a shareholders’ meeting;

•                  to request that resolutions with respect to any matter on which they were not sufficiently informed be postponed; and

•                  to appoint one member of our board of directors and one alternate member of our board of directors.

•                  holders of 20% of our outstanding capital stock to oppose any resolution adopted at a shareholders’ meeting and file a petition for a court order to suspend the resolution temporarily, within 15 days following the adjournment of the meeting at which the action was taken, provided that (i) the challenged resolution violates Mexican law or our by-laws, (ii) the opposing shareholders neither attended the meeting nor voted in favor of the challenged resolution, and (iii) the opposing shareholders deliver a bond to the court to secure payment of any damages that we may suffer as a result of suspending the resolution, in the event that the court ultimately rules against the opposing shareholder; and

•                  holders of 5% of our outstanding capital stock may initiate a shareholder derivative suit against some or all of our directors, for violations of their duty of care or duty of loyalty, for the benefit of Volaris, in an amount equal to the damages or losses caused to us. Actions initiated on these grounds have a five year statute of limitations.

Other Provisions

Foreign Investment Regulations

Mexico’s Foreign Investment Law restricts ownership by non-Mexicans of our capital stock to 49% of the capital stock not otherwise represented by CPOs. Our amended by-laws establish that only Mexican investors may acquire our Series A shares directly. Non-Mexican investors may acquire our Series B shares directly. As required by Mexican law, our by-laws provide that if a non-Mexican investor acquires a direct interest or participation in a Series A share representing the capital stock of our company at any time, such Series A share will be forfeited to the Mexican government. The Foreign Investment Law permits non-Mexican investors to hold our Series A shares indirectly through neutral shares or securities such as the CPOs.

Duration

Our corporate existence under our by-laws is indefinite.

Purchase of Shares by Us

We will be able to purchase our shares (or CPOs evidencing such shares) through the Mexican Stock Exchange at the prevailing market prices for the shares at the time of purchase. The economic and voting rights corresponding to repurchased shares will not be exercised during the period the shares are owned by us, and the shares will not be deemed outstanding for purposes of calculation any quorum or vote at any shareholders’ meeting. We will not be required to create a special reserve for the repurchase of shares and we will not require the approval of our board of directors to effect share repurchases. However, we will require the approval of our shareholders in respect of the maximum amount that may be used for share repurchases and our board of directors must appoint an individual or group of individuals for effecting share repurchases. Share repurchases will have to be made subject to the provisions of applicable law, including the Mexican Securities Market Law, and carried out, reported and disclosed in the manner specified by the CNBV. If we intend to repurchase shares representing more than 1% of our outstanding capital stock at a single trading session, we will be required to inform the public of such intention, at least ten minutes before submitting our bid. If we intend to repurchase shares representing 3% or more of our outstanding capital stock during any rolling period of twenty trading days, we will be required to conduct a public tender offer for such shares.

Purchases of Shares by our Subsidiaries

Our subsidiaries or other entities controlled by us may not purchase, directly or indirectly, shares representing our capital stock or shares of companies or entities that are our shareholders.

Conflicts of Interest

Under Mexican law, any shareholder that has an opposing interest to ours, must abstain from discussing and voting on the relevant matter. Any such shareholder that votes in a transaction in which its interests conflict with our interest may be liable for damages and losses, but only if the transaction would not have been approved without such shareholder’s vote.

A member of the board of directors that has an opposing interest to ours must disclose such opposing interest and abstain from any deliberation or vote in connection therewith. A breach by any member of the board of directors of any such obligations may result in the director being liable for damages and losses.

Exclusive Jurisdiction

Our by-laws provide that, in connection with any controversy between our shareholders and us, or between our shareholders, in connection with any matter related to us, both we and our shareholders must submit to the jurisdiction of the courts of Mexico City, Federal District, Mexico.

Appraisal Rights

Whenever our shareholders approve a change in our corporate purpose, jurisdiction of organization or transformation from one corporate form to another, any shareholder entitled to vote that voted against the matters approved has the right to withdraw and receive the book value of its shares as set forth in the financial statements last approved by our shareholders, provided that the shareholder exercises this appraisal right within 15 days after the meeting at which the relevant matter was approved. Since holders of our CPOs may have no voting rights, appraisal rights will generally not be available to them.

Cancellation of Registration in the Mexican National Securities Registry

In accordance with our by-laws, and as set forth in the Mexican Securities Market Law, we will be required to make a public tender offer for the purchase of stock held by minority shareholders, in the event that the registration of our Series A shares with the Mexican National Securities Registry is cancelled, either as a result of our determination or by an order of the CNBV. Our controlling shareholders will be secondarily liable for these obligations. A controlling shareholder will be deemed to be a shareholder that holds a majority of our capital stock, has the ability to control the outcome of decisions made at a shareholders or board of directors meeting, or has the ability to appoint a majority of the members of our board of directors. The price at which the stock must be purchased is the higher of

•                  the average quotation price on the Mexican Stock Exchange for the 30 days prior to the date of the tender offer, or

•                  the book value, as reflected in the report filed with the CNBV and the Mexican Stock Exchange.

If the tender for cancellation is requested by the CNBV, it must be initiated within 180 days from the date of the request. If initiated by us, under the Mexican Securities Market Law, the cancellation must be approved by 95% of our shareholders.

Our board of directors must make a determination with respect to fairness of the tender offer price, taking into consideration the minority shareholders’ interest, and disclose its opinion within 10 business days from the commencement of the offering. The resolution of the board of directors may be accompanied by a fairness opinion issued by an expert selected by our audit committee. Directors and first level officers are required to disclose whether or not each of them will sell their shares in connection with the tender offer.

Description of CPOs

The following information describes our CPOs. This description may not contain all of the information that is important to you. To understand it fully, you should read the CPO trust agreement and CPO trust deed, translated copies of which are filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following descriptions are qualified in their entirety by reference to the CPO trust agreement and CPO trust deed and to the applicable provisions of Mexican law.

Overview

Under our by-laws and Mexican law, non-Mexican investors cannot directly hold Series A shares. However, Mexican law permits non-Mexican investors to hold our shares indirectly through neutral shares or securities. Because the CPO trust qualifies as a neutral investment trust under the Mexican Foreign Investment Law, non-Mexican investors can beneficially own our equity. However, all holders of CPOs will not have any rights to vote or to direct the CPO trustee to vote the Series A shares underlying the CPOs.

CPOs are negotiable instruments which must be issued by a financial institution acting as trustee under Mexican law. Series A shares underlie each CPO. The CPO trust has a maximum term of 50 years. After such period has expired, the CPO trust can either be extended or terminated in accordance with its terms, or substituted by a new CPO trust. If the CPO trust is terminated, holders of CPOs that are non-Mexican investors will not be entitled to hold the underlying Series A shares directly and will be required to cause their interest in such shares to be sold to Mexican individuals or corporations.

The CPO trustee, Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, Dirección Fiduciaria, has issued the CPOs pursuant to the following agreements (and may release CPOs from time to time):

•                  the CPO trust agreement; and

•                  a CPO trust deed, pursuant to which the CPO trustee has issued CPOs in accordance with the CPO trust agreement and the CPO deed.

Under Mexican law we were required to obtain the approval of the Ministry of Economy to create and execute the CPO trust agreement. We have obtained authorization from the Mexican Ministry of Economy (Secretaría de Economía) to issue up to 90% of our outstanding capital stock in CPOs. Non-Mexican holders of CPOs cannot direct the CPO trustee to vote the Series A shares underlying the CPOs. For all matters, the CPO trustee will vote the Series A shares underlying the CPOs, pursuant to the terms of the CPO trust agreement, which requires the CPO trustee to vote the corresponding Series A shares in the same manner as the majority of the outstanding Series A shares that are voted at the relevant meeting.

Registration and Authorization

We have obtained authorization from the Mexican Ministry of Economy (Secretaría de Economía) to issue up to 90% of our outstanding capital stock in CPOs, under which such CPOs are deemed as a neutral investment.

Deposit and Withdrawal of Shares

Series A shares were transferred to the CPO trust prior to our initial public offering on September 18, 2013, so that the CPO trustee issued the corresponding CPOs. All of the CPOs may be evidenced by one or more certificates. Indeval and the CPO trustee will maintain records of ownership and transfer of ownership.

The Series A shares underlying the CPOs will be voted by the CPO trustee in the same manner as the majority of the outstanding Series A shares are voted at the relevant shareholders’ meeting.

Investors who purchase CPOs (through ADSs) will not receive physical certificates evidencing their CPOs. However, CPO holders may request certification from their custodian, coupled with a certification from Indeval as to their ownership of CPOs. In connection with the issuance of ADSs, CPOs underlying ADSs will be credited by book-entry transfer to an account maintained with Indeval by Banco Inbursa, as custodian for the depositary in Mexico.

Non-Mexican holders of CPOs may not hold Series A shares directly, but they may transfer such CPOs to Mexican investors who will automatically hold the underlying Series A shares upon acquisition, through the electronic systems of Indeval. Non-Mexican holders of ADSs may withdraw the underlying CPOs and hold them directly through accounts of Indeval participants, but they may not withdraw the Series A shares underlying the CPOs underlying the ADSs; provided, however, that non-Mexican holders may be beneficial owners of Series A shares only in the event that the CPO trust is terminated and strictly for the purposes described in this prospectus.

Upon termination of the CPO trust, holders of CPOs must cause the Series A shares underlying the CPOs to be sold, create a new trust similar to the current CPO trust to deposit the Series A shares underlying the CPOs or extend the CPO trust, as a means to comply with our by-laws and Mexican foreign ownership laws.

Registration and Transfer

CPOs may only be held in book-entry form. The CPOs may be maintained in book-entry form by institutions that have accounts with Indeval, a securities depositary that acts as a clearinghouse, depositary, and custodian, as well as a settlement, transfer, and registration agent for transactions conducted on the Mexican Stock Exchange, eliminating the need for physical transfer of securities. Accounts may be maintained at Indeval by authorized brokers, banks and other financial institutions and entities.

Dividends and Other Distributions

If we declare and pay a dividend or a distribution on our Series A shares, holders of CPOs will be entitled to receive the dividend or the distribution in proportion to the number of Series A shares underlying their CPOs. Holders of CPOs would also be entitled to a proportional share of the proceeds from the sale of the Series A shares upon the termination of the CPO trust agreement, if applicable. According to Mexican law, dividends paid and received in pesos by the CPO trustee, may be paid to the depositary and converted into U.S. dollars for distribution. Also any dividends or other distributions from the CPO trust that CPO holders do not receive or claim within three years will become the property of the Mexican Ministry of Health (Secretaría de Salud).

Cash Dividends. The CPO trustee will distribute cash dividends and other cash distribution received on our Series A shares to holders of CPOs, including those represented by ADSs, in proportion to their holdings, in the same currency in which they were received. In the case of CPOs, the CPO trustee will distribute cash dividends and other cash distributions to the relevant custodian acting for the holder of CPOs. Cash dividends and other cash distributions on the shares represented by CPOs will be distributed to CPOs holders in U.S. dollars in accordance with the relevant deposit agreement to the extent dividends received in pesos may be freely convertible into U.S. dollars; if no such conversion may be made, the depositary will distribute the dividends in pesos or as otherwise permissible under Mexican law.

Stock Dividends. If we distribute our dividends in Series A shares, dividend shares in respect of Series A shares will be held in the CPO trust, and the CPO trustee will distribute additional CPOs to holders of CPOs, including those represented by ADSs, in proportion to their holdings.

If the CPO deed does not allow us to cause additional CPOs to be issued in an amount sufficient to represent the Series A shares paid as a dividend, we would be required to modify the CPO deed or enter into a new CPO deed to issue the number of CPOs necessary to represent the Series A shares issued as a dividend. If the CPO trustee receives a distribution in a form other than cash or additional Series A shares, the CPO trustee will make the distribution pursuant to the instructions of the technical committee.

Preemptive Rights

Under Mexican law, our shareholders generally have preemptive rights. See “Description of Capital Stock—Preemptive Rights.” If we offer our shareholders the right to subscribe for additional Series A shares, the CPO trustee must make these rights available to holders of CPOs. We will place the additional Series A shares in the CPO trust, and the CPO trustee will release additional CPOs to each CPO holder who exercises the preemptive rights. If the CPO deed does not allow us to cause additional CPOs to be issued in an amount sufficient to represent the Series A shares subscribed and paid as a result of the exercise of preemptive rights, we will need to modify the CPO deed or enter into a new CPO deed that will permit us to issue the number of CPOs necessary to represent the Series A shares subscribed and paid as a result of the exercise of preemptive rights.

The CPO trustee will offer holders of CPOs preemptive rights only if the offer is legal and valid in the CPO holders’ country of residence. The sale in the United States of additional Series A shares in the form of CPOs would require registration under the Securities Act or an exemption therefrom.

Under Mexican law, preemptive rights may not be sold separately from shares. As a result, if the CPO trustee cannot offer preemptive rights or is effectively prohibited from disposing of preemptive rights, such holders would not receive the value of these rights, and their equity interest would be diluted.

If we issue new shares of Series A shares for cash, in accordance with our by-laws and the CPO trust, non-Mexican holders of the CPOs and ADSs may not be able to exercise their preemptive rights associated with Series A shares underlying such CPOs, unless a sufficient number of CPOs may be available for release under our CPO deed or unless we cause the CPO trustee to issue additional CPOs (to the extent possible), by amending the existing CPO deed or entering into a new CPO deed, to permit the non-Mexican holders of CPOs or ADSs to exercise preemptive rights by purchasing and holding newly issued Series A shares through CPOs. Although we expect to take all measures necessary to maintain sufficient CPOs available to permit non-Mexican holders of CPOs or ADSs to exercise preemptive rights, no assurances can be made that we will be able to do so, particularly because regulatory approvals in Mexico are necessary for the issuances of CPOs. To the extent preemptive rights are extended to holders of the CPOs and any of such holders exercises such rights, we will transfer the additional shares of Series A shares in the CPO trust, and the CPO trustee will release additional CPOs to each CPO holder who exercises the preemptive rights.

Changes Affecting the CPOs

As set forth in the CPO trust, the CPO trustee will, pursuant to the instructions of the technical committee, release additional CPOs or call for the surrender of outstanding CPOs to be exchanged for new CPOs should the following circumstances occur:

•                  a split or a consolidation of our Series A shares;

•                  a capitalization affecting, or redemption of, our Series A shares;

•                  any other reclassification or restructuring of our Series A shares; or

•                  any merger, consolidation, or spin-off.

The CPO trustee, as instructed by the technical committee, will also decide if any changes or required amendments must be made to the CPO trust agreement and the CPO trust deeds. If the CPO deed does not allow us to cause additional CPOs to be released in an amount sufficient to represent the Series A shares necessary to reflect the corporate events specified above, we will need to modify the CPO deed or enter into a new CPO deed that will permit us to issue the number of CPOs necessary to represent the Series A shares that reflect any such event. If we consolidate our capital stock in a way that is no longer consistent with the structure of the CPO trust, the CPO trustee, as instructed by the CPO trust’s technical committee, will determine how the corpus of the CPO trust should be modified to reflect such consolidation. If we call for a redemption of the Series A shares held in the CPO trust, the CPO trustee will follow the instructions of the CPO trust’s technical committee, and will act pursuant to applicable law, to determine which CPOs will be redeemed, in a number equal to the number of Series A shares held in the CPO trust called for redemption. The CPO trustee will then pay the holders of the redeemed CPOs their proportional share of the consideration.

Voting of the Series A shares

Holders of CPOs are not entitled to exercise any voting rights with respect to our Series A shares held by the CPO trustee. Voting rights attributable to Series A shares underlying CPOs are exercisable only by the CPO trustee.

With respect to any matters that are resolved at a general ordinary or extraordinary shareholders’ meeting, the CPO trustee will vote the corresponding Series A shares underlying CPOs in the same manner as the majority of the outstanding Series A shares voted at the relevant meeting.

Administration of the CPO Trust

The CPO trustee administers the CPO trust under the direction of a CPO technical committee. The CPO technical committee is comprised of three members: two appointed by us and one appointed by the committee representing the holders of CPOs. Actions taken by the CPO technical committee must be approved by a majority vote of committee members. The CPO technical committee can also act without a meeting, if it has unanimous consent of its members. Among other matters, the CPO technical committee has the authority to instruct the CPO trustee to increase the maximum number of CPOs that may be issued, appoint a representative to vote the Series A shares deposited in the CPO trust and resolve questions not addressed in the CPO trust.

The Common Representative. We appointed Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as the common representative of the holders of CPOs. The duties of the common representative include, among others:

•                  verification of the due execution and terms of the CPO trust;

•                  verification of the existence of the Series A shares being held in the CPO trust;

•                  authentication, by its signature, of the certificates evidencing the CPOs;

•                  exercise the rights of CPO holders in connection with the payment of any dividend to which they are entitled;

•                  undertaking of any other action required to protect the rights, actions or remedies to which they are entitled;

•                  calling and presiding over general meetings of CPO holders; and

•                  execution of decisions adopted at general meetings of CPO holders.

The common representative may ask the CPO trustee for all information and data necessary to satisfy its duties. The CPO holders may, by resolution at a general CPO holders’ meeting, revoke the appointment of the common representative, appoint a substitute common representative or instruct the common representative to take certain actions regarding the CPO trust.

General Meetings of CPO Holders. Under Mexican law, any individual holder or group of holders holding at least 10% of the outstanding CPOs may ask the common representative to call a general meeting of all CPO holders. The request must include the proposed agenda for the meeting. At least ten days before the relevant meeting, the common representative must publish announcements of the CPO general meetings in the Official Gazette of the Federation and in one of the newspapers of our domicile. The announcement must include the meeting’s agenda.

In order for CPO holders to attend CPO general meetings, they must request a receipt of deposit from Indeval for their certificates and a certificate from the relevant custodian at least two days before the meeting.

At CPO general meetings, CPO holders will have one vote. Resolutions must be approved by a majority vote of the holders of CPOs present. A quorum is required at these meetings. For a meeting held upon first notice of the meeting, a quorum is met by holders representing at least a majority of the outstanding CPOs. If no quorum is present on first call, any CPO holders present at a subsequently called CPO general meeting will constitute a quorum. Duly adopted resolutions will bind all CPO holders, including absent and dissenting holders.

Some special matters must be approved by holders at a special CPO general meeting. These matters include the appointment and removal of the common representative and the granting of consents or waivers and the amendment of the CPO trust deed. At these special meetings, holders of at least 75% of the outstanding CPOs must be present to constitute a quorum at the first call. Resolutions with respect to these special matters must be approved by the majority vote of the CPOs entitled to exercise their vote at this meeting. If a quorum is not present, a reconvened special meeting may be called. At this reconvened meeting, a majority of the CPOs present, regardless of the percentage of outstanding CPOs represented at such meeting, may take action, by majority of holders of CPOs present.

Enforcement of Rights of CPO Holders

With certain limitations, CPO holders may individually and directly exercise certain rights by instituting a proceeding in a Mexican court of law. These rights include:

•                  the right to cause the CPO trustee to distribute dividends or other distributions it has received;

•                  the right to cause the common representative to enforce and protect rights of CPO holders; and

•                  the right to bring action against the common representative, for civil liabilities in the event of willful misconduct.

Disputes may only be submitted to courts located in Mexico City. All parties to the CPO trust agreement, including CPO holders, expressly agree that they will not submit disputes to courts located elsewhere.

Any non-Mexican who holds CPOs has agreed not to invoke the protection of its government. If a non-Mexican holder of CPOs invokes this protection, it will forfeit its CPOs to the Mexican government.

Termination of the CPO Trust

The CPO trust agreement and the CPOs issued by the CPO trustee thereunder will expire 50 years after the date of execution of the CPO trust agreement, which is the maximum term permitted by Mexican law. At that time, the CPO trustee, pursuant to the instruction of the CPO trust’s Technical Committee, will (i) sell the Series A shares in the CPO trust, and then distribute the proceeds to CPO holders on a pro rata basis, (ii) extend the period for the CPO trust agreement, or (iii) create a new trust similar to the CPO trust to which it will transfer all of the Series A shares underlying their CPOs, so that the non-Mexican holders may be the beneficiaries of economic rights in respect of such shares on a pro rata basis.

Fees of the CPO Trustee and the Common Representative

We will pay the fees of the CPO trustee for the administration of the CPO trust and the fees of the common representative.

Description of American Depositary Shares

The following is a summary of the material terms of the ADS deposit agreement. This description may not contain all of the information that is important to you. To understand it fully, you should read the ADS deposit agreement. The following descriptions are qualified in their entirety by reference to the ADS deposit agreement. See “Where You Can Find More Information” for directions on how to obtain copies of those documents.

The Bank of New York Mellon, as depositary, registers and delivers American Depositary Shares, also referred to as ADSs. Each ADS represents ten CPOs (or a right to receive ten CPOs) deposited with Banco Inbursa, S.A., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286.

ADSs may be held either (a) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or DRS, or (b) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The DRS is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

We will not treat ADS holders as one of our shareholders and ADS holders will not have shareholder rights under Mexican law and our by-laws. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

Dividends and Other Distributions

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives in respect of the underlying CPOs or other deposited securities, after deducting its fees and expenses described below. ADS holders will receive these distributions in proportion to the number of CPOs their ADRs represent.

Cash Dividends and Distributions. The depositary will convert any cash dividend or other cash distribution we pay on the shares underlying the applicable CPOs into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any Mexican government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. If the depositary can only convert a portion of the cash dividend into U.S. dollars, it can either distribute the unconverted portion in the foreign currency or hold the foreign currency on the account of the ADS holders. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, ADS holders may lose some or all of the value of the distributions. Before making a distribution, the depositary will deduct any withholding taxes that must be paid.  It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.

Share Dividends and Distributions. The depositary may distribute additional ADSs representing any additional CPOs issued as a result of a share dividend or distribution. The depositary will only distribute whole ADSs. It will sell CPOs or Series A Shares, which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new CPOs. The depositary may sell a portion of the distributed CPOs or Series A shares sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional CPOs. If the CPO trustee offers CPO holders any rights to subscribe for additional CPOs or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. Under current Mexican law, preemptive rights with respect to our common stock may not be sold apart from the applicable shares. The depositary will allow rights that are not distributed or sold to lapse. In that case, ADS holders will receive no value for them. If the depositary makes rights to purchase CPOs available to ADS holders, it will exercise the rights and purchase the CPOs on their behalf. The depositary will then deposit the CPOs and deliver ADSs to the applicable holders. It will only exercise rights if holders pay it the exercise price and any other charges required by the terms of the rights. U.S. securities laws may restrict transfers and cancellation of the ADSs representing CPOs purchased upon exercise of rights. For example, holders may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else the CPO trustee distributes on deposited securities by any means it determines to be legal, fair and practical. If the depositary determines that it cannot make the distribution in a legal, fair and practical manner, it may sell the distributed assets and distribute the net proceeds, in the same way as it does with cash or determine to hold the distributed assets, in which case ADSs will also represent the newly distributed assets. However, the depositary is not required to distribute any securities (other than ADSs) unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Unlawful or Impracticable Distributions. The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, CPOs, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, CPOs, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our common stock or any value for such distributions if it is illegal or impractical for us to make them available to such holders.

Deposit, Withdrawal and Cancellation

The depositary will deliver ADSs upon the deposit of CPOs or evidence of rights to receive CPOs with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names requested and will deliver the ADSs to the persons requested.

Upon surrender of ADSs to the depositary, upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the CPOs and any other deposited securities underlying the surrendered ADSs to the person surrendering the ADSs or a person designated by them at the office of the custodian or, at the holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible; provided, however, that non-Mexican holders may not hold Series A shares directly, but will hold CPOs representing a financial interest in such Series A shares as described in this prospectus.

Voting Rights

ADS holders have no voting rights and do not have the power to instruct the depositary to vote the shares underlying the CPOs underlying such ADSs.

Fees and Expenses

The following table sets forth the applicable fees for various services, transactions and activities related to the ADSs.

Persons Depositing CPOs or ADR Holders Must Pay:	For:

U.S.$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of CPOs or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

U.S.$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been CPOs and the CPOs had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

U.S.$0.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of CPOs on our CPO register to or from the name of the depositary or its agent when you deposit or withdraw CPOs

Expenses of the depositary	Conversion of foreign currency to U.S. dollars

Expenses of the depositary	Cable, telex and facsimile transmission (when expressly provided in the deposit agreement)

Taxes and other governmental charges the depositary or the custodian have to pay on any ADSs or CPOs underlying ADSs, for example, stock transfer taxes, stamp duty or withholding	As necessary

Persons Depositing CPOs or ADR Holders Must Pay:	For:
taxes, any charges incurred by the depositary or its agents for servicing deposited securities

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and / or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

The depositary may deduct the amount of any taxes owed from any payments to ADS holders. It may also sell deposited securities, by public or private sale, to pay any taxes owed. ADS holders will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay or distribute to applicable ADS holder any proceeds or property remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If We:	Then:

Change the nominal or par value of the CPOs	The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

Reclassify, split up or consolidate any of the deposited securities

The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask ADR holders to surrender their outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Distribute securities on the CPOs that are not distributed to ADS holders

Recapitalize, reorganize, merge, liquidate, sell all or

substantially all of our assets, or take any similar action

Amendment and Termination

We may agree with the depositary to amend the deposit agreement and the ADRs for any reason without the consent of the ADS holders. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

The depositary will terminate the deposit agreement if we ask it to do so. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 60 days. In either case, the depositary must notify ADS holders at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: (a) advise ADS holders that the deposit agreement is terminated, (b) collect distributions on the deposited securities, (c) sell rights and other property, and (d) deliver CPOs and other deposited securities upon surrender of ADSs. Four months or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Shareholder Communications and Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us or the CPO trustee as a holder of deposited securities that we or the COP trustee make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Limitations on Obligations and Liability

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•                  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•                  are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•                  are not liable if either of us exercises discretion permitted under the deposit agreement;

•                  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•                  have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on an ADR holder’s behalf or on behalf of any other party; and

•                  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we agree to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositary agrees to indemnify us for losses resulting from its negligence or bad faith.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution of ADSs, or permit withdrawal of CPOs, the depositary may require:

•                  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any CPOs or other deposited securities;

•                  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•                  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary, the CPO trustee or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

ADS Holders’ Right to Receive the CPOs Underlying ADSs

ADS holders have the right to surrender their ADSs and withdraw the underlying CPOs at any time except:

•                  when temporary delays arise because: (i) the depositary or the CPO trustee has closed its transfer books or we have closed our transfer books; (ii) the transfer of CPOs is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our common stock or any other security deposited with the CPO trustee;

•                  if the ADS holder owes money to pay fees, taxes and similar charges; and

•                  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of CPOs or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying CPOs. This is called a pre-release of the ADSs. The depositary may also deliver CPOs upon cancellation of pre-released ADSs (even if the ADSs are surrendered before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying CPOs are delivered to the depositary. The depositary may receive ADSs instead of CPOs to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (a) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the CPOs or ADSs to be deposited; (b) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (c) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, Shearman & Sterling LLP, our United States counsel, will pass upon the validity under New York law of the ADSs, and Mijares, Angoitia, Cortés y Fuentes, S.C. will pass upon the validity of the Series A shares and the CPOs.

EXPERTS

The consolidated financial statements of Controladora Vuela Compañía de Aviación, S.A.B. de C.V appearing in Controladora Vuela Compañía de Aviación, S.A.B. de C.V ‘s Annual Report (Form 20-F) for the year ended December 31, 2014, and the effectiveness of Controladora Vuela Compañía de Aviación, S.A.B. de C.V ‘s internal control over financial reporting as of December 31, 2014 have been audited by Mancera, S.C., independent registered public accounting firm and a member practice of Ernst & Young Global Limited, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DOCUMENTS ON DISPLAY

We file reports, including this prospectus, with the SEC under the Securities Act.  The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus.  Such information will be provided upon written or oral request at no cost to the requester by writing to Controladora Vuela Compañía de Aviación, S.A.B. de C.V. at the address below or calling +52-55-5261-6400 ext. 6444.

Controladora Vuela Compañía de Aviación, S.A.B. de C.V.
Av. Antonio Dovalí Jaime No. 70, 13th Floor, Tower B
Colonia Zedec Santa Fe
México, D.F. 01210
Attention: Investor Relations
Email: ir@volaris.com

You may read and copy all or any portion of this registration statement or other information in the SEC’s public reference room at 100 F. Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Any filings we make are also available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.ir.volaris.com. (This URL is intended to be an inactive textual reference only.  It is not intended to be an active hyperlink to our website.  The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this registration statement.)

Ordinary Participation Certificates

in the form of American Depositary Shares

PROSPECTUS

November 9, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

The Registrant’s bylaws provide for the indemnification of the members of its board of directors and any committee, as well as the secretary, the assistant secretary and officers of the Registrant in connection with the performance of their duties, against any claim, suit, proceeding or investigation initiated in Mexico or in any jurisdiction where the Registrant’s shares or any other securities having as underlying asset such shares or other fixed-income or variable-income securities of the Registrant are registered or listed, or in any jurisdiction where the Registrant or the entities it controls operate; provided, however, that the indemnity will not apply if such claims, suits, proceedings or investigations result from gross negligence, willful misconduct or bad faith of the relevant indemnified party. Such indemnification includes the payment of any damage or loss that may have been caused by the conduct of such members of the board of directors or committee, secretary, assistant secretary or officers of the Registrant, and the amount needed, if deemed appropriate, to reach a settlement. Indemnification also includes all fees and expenses of legal counsel and other advisors working for the interests of the indemnified individuals. Pursuant to the Registrant’s bylaws, the board of directors retains the right to determine whether hiring of separate legal counsel and advisors to represent or advise the indemnified individuals is necessary.

Policies of insurance may be maintained by the Registrant under which the members of its board of directors and any committee, as well as the secretary, the assistant secretary and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, claims, suits, proceedings or investigations to which they are parties by reason of being or having been such members of the board of directors or committee, secretary, assistant secretary or officers of the Registrant.

Item 9.  Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 10.  Undertakings.

The undersigned registrant hereby undertakes:

(1)                                 to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)                                 that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                 to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)                                 to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5)                                 that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(A)                               each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)                                 that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(7)                                 the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(8)                                 if the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering;

(9)                                 insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(10)                          the undersigned registrant hereby undertakes that,

(1)                                 for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                 for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(11)                          the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Mexico City, Mexico, on November 9, 2015.

Controladora Vuela Compañía de Aviación, S.A.B. de C.V

By:	/s/ Jaime Pous
Name:	Jaime Pous
Title:	General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Jaime Pous, General Counsel, and Fernando Suárez, Chief Financial Officer, the true and lawful attorney and agent of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendments and instruments.  This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Enrique Javier Beltranena Mejicano	Chief Executive Officer	November 9, 2015
Name: Enrique Javier Beltranena Mejicano	(Principal Executive Officer)

/s/ Fernando Suárez Gerard	Chief Financial Officer	November 9, 2015
Name: Fernando Suárez Gerard	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carlos Alberto González López	Corporate Controller Director	November 9, 2015
Name: Carlos Alberto González López

/s/ Alfonso González Migoya	Director and Chairman of the Board	November 9, 2015
Name: Alfonso González Migoya

/s/ Carlos Miguel Mendoza Valencia	Director	November 9, 2015
Name: Carlos Miguel Mendoza Valencia

/s/ Brian H. Franke	Director	November 9, 2015
Name: Brian H. Franke

/s/ William A. Franke	Director	November 9, 2015
Name: William A. Franke

/s/ Harry F. Krensky	Director	November 9, 2015
Name: Harry F. Krensky

/s/ Roberto José Kriete Ávila	Director	November 9, 2015
Name: Roberto José Kriete Ávila

/s/ Rodolfo Montemayor Garza	Director	November 9, 2015
Name: Rodolfo Montemayor Garza

/s/ Jorge Antonio Vargas Diez Barroso	Director	November 9, 2015
Name: Jorge Antonio Vargas Diez Barroso

/s/ José Luis Fernández Fernández	Director	November 9, 2015
Name: José Luis Fernández Fernández

/s/ Joaquín Alberto Palomo Déneke	Director	November 9, 2015
Name: Joaquín Alberto Palomo Déneke

/s/ John A. Slowik	Director	November 9, 2015
Name: John A. Slowik

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF VOLARIS

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Controladora Vuela Compañía de Aviación, S.A.B. de C.V, has signed this registration statement in the City of Newark, State of Delaware on November 9, 2015.

Signatures		Title

/s/ Donald J. Puglisi		Authorized U.S. Representative
Name:	Donald J. Puglisi
Title:	Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

1.1+	Form of Underwriting Agreement.
4.1*	Specimen certificate representing certificate for Series A share (English translation) (incorporated by reference to Exhibit 4.1 to our Form F-1 filed on June 20, 2013).
4.2*	Specimen certificate representing a Certificado de Participación Ordinario (English translation) (incorporated by reference to Exhibit 4.2 to our Form F-1 filed on June 20, 2013).
4.3*

Form of CPO Trust Agreement, between the Registrant and Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo (English translation) (incorporated by reference to Exhibit 4.3 to our Form F-1 filed on June 20, 2013).

4.4*

Form of CPO Deed, among Nacional Financiera, Sociedad Nacional de Crédito, Institucíon de Banca de Desarrollo, Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero and Comisíon Nacional Bancaria y de Valores (English translation) (incorporated by reference to Exhibit 4.4 to our Form F-1 filed on June 20, 2013).

4.5*

Form of Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the Holders from time to time of American Depositary Shares issued thereunder, including the form of American Depositary Receipts (incorporated by reference to Exhibit 4.5 to our Form F-1 filed on June 20, 2013).

4.6*	Form of American Depositary Receipt (included in Exhibit 4.5) (incorporated by reference to Exhibit 4.6 to our Form F-1 filed on June 20, 2013).
4.7*	Form of Registration Rights Agreement among the Registrant and the shareholders named therein (incorporated by reference to Exhibit 4.7 to our Form F-1 filed on June 20, 2013).
5.1	Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican legal counsel of the Registrant, as to the legality of the Series A shares and CPOs.
23.1	Consent of Mancera S.C. (a member practice of Ernst & Young Global Limited).
23.2	Consent of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican legal counsel of the Registrant (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page to the Registration Statement).

* Previously filed.

+ To be filed as an exhibit to a Current Report on Form 6-K and incorporated herein by reference.